Exhibit 99.1

KULR Technology Group Reports First Quarter 2026 Financial Results

HOUSTON / GLOBENEWSWIRE / May 14, 2026 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), an energy-systems platform company that enables the safe, certifiable deployment of ultra-high-power lithium battery systems for space and defense programs, mobility applications, hyperscale AI data centers, and telecom infrastructure OEMs, today announced its financial results for the first quarter 2026.

First Quarter 2026 Financial Results:

Revenues: Revenue increased 98% to $4,846,430 in the first quarter ended March 31, 2026, from $2,448,606 reported in the same year-ago period.

Gross Margins: Gross margin was 29% in the first quarter ended March 31, 2026, compared to 8% in the same year-ago period.

Selling, General and Administrative (SG&A) Expenses: SG&A expenses decreased 9% to $6,531,969 in the first quarter ended March 31, 2026, from $7,200,250 reported in the same year-ago period.

R&D expenses: R&D expenses decreased 28% to $1,770,500 in the first quarter ended March 31, 2026, from $2,449,900 in the same year-ago period.

Operating Loss: Loss from operations decreased 22% to $7,385,177 in the first quarter ended March 31, 2026, compared to $9,443,805 reported in the same year-ago period.

Net Loss: Net loss for the first quarter of 2026 increased to $28,119,844, or a net loss of $0.61 per share, compared to a net loss of $18,806,658, or a net loss of $0.54 per share from the same period last year. Higher net loss in the first quarter of 2026 was primarily driven by a $20,767,713 mark-to-market loss associated with the Company’s bitcoin holdings.

Management Commentary

KULR Chief Executive Officer, Michael Mo, commented, “First quarter 2026 results demonstrate meaningful progress in our operating performance. Revenue increased 98% year-over-year, partially reflecting growing customer traction across our core battery and energy systems platforms. At the same time, we reduced SG&A expenses and lowered our loss from operations by 22%, showing that we are beginning to drive greater discipline and efficiency through the business. While our reported net loss was impacted by a non-cash mark-to-market loss associated with our bitcoin holdings, the underlying operating trends show a stronger revenue base, improved cost control, and a clearer path toward scaling KULR’s core business.”

The Company reported a cash balance of $19.0 million as of May 13, 2026.

KULR Technology Group First Quarter 2026 Earnings Call

Date: Thursday, May 14th, 2026

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

To access the call, please register using the following link: KULR First Quarter 2026 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code and PIN required to join the live call. The conference call will be available for replay here via the Investor Relations section on KULR’s website (www.kulr.ai).

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, intentions and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2026, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All such forward-looking statements that are provided by management in this release are based on information available at this time, and management expects that internal expectations may change over time. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is an energy-systems platform company delivering certifiable battery safety, vibration-mitigation, and thermal control solutions that enable ultra-high-power lithium-ion systems and sensitive electronics to operate reliably across space and defense missions, mobility applications, hyperscale AI data centers, and telecom infrastructure OEMs. Learn more at KULR.ai.

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Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai